UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 1, 2012

EMMIS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

INDIANA

(State of incorporation or organization)

0-23264

(Commission file number)

35-1542018

(I.R.S. Employer Identification No.)

ONE EMMIS PLAZA

40 MONUMENT CIRCLE

SUITE 700

INDIANAPOLIS, INDIANA 46204

(Address of principal executive offices)

(317) 266-0100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On October 1, 2012, Emmis Communications Corporation, through its subsidiaries, sold Country Sampler magazine, Smart Retailer magazine, their related publications and certain real estate used in their operations to subsidiaries of DRG Holdings, LLC for $8.7 million. Net proceeds of $8.5 million were used to reduce amounts outstanding under Emmis’ senior credit facility. The transaction includes customary representations, warranties and covenants.

The foregoing description of the transactions does not purport to be a complete statement of the parties’ rights and obligations under the asset purchase agreement and is qualified in its entirety by reference to the asset purchase agreement, which is filed with this report as Exhibit 10.1.

ITEM 2.02.	Completion of Acquisition of Disposition of Assets.

The disclosure set forth under Item 1.01 above is incorporated by reference into this Item 2.02.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

EXHIBIT #	DESCRIPTION

10.1	Form of Asset Purchase Agreement, dated October 1, 2012, among Emmis Publishing, L.P., Country Sampler, LLC and Big Sandy Realty, LLC.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION

Date: October 1, 2012	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary

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